Exhibit 2

This announcement is not a solicitation of consents. The Consent Solicitations are being made only pursuant to the Consent Solicitation Statement dated
April 27, 1995, as amended.

$3,584,500,000
RJR NABISCO, INC.
HAS AMENDED ITS
SOLICITATIONS OF CONSENTS
TO INCREASE THE CONSENT FEES TO BE PAID
Relating to
$3,584,500,000 Aggregate Principal Amount of Certain of its Outstanding Notes and Debentures

RJR Nabisco, Inc. ("RJRN") has amended its solicitations of consents (the "Consent Solicitations"), upon the terms and subject to the conditions set forth in the Consent Solicitation Statement, dated April 27, 1995 (as amended, the "Consent Solicitation Statement"), to certain proposed amendments (collectively, the "Proposed Amendments") to the two indentures (the "Indentures") pursuant to which certain outstanding debt securities of RJRN listed below (the "Securities") have been issued, to increase the consent fees to be paid. All of the terms and conditions of the Consent Solicitations other than the amended consent fees remain the same. The Consent Solicitations and related transactions are designed, among other things, to enable Nabisco, Inc. ("Nabisco") to obtain long-term debt financing independent of RJRN.

Subject to the conditions set forth in the Consent Solicitation Statement, RJRN will, promptly after the Expiration Time (as defined below) and the satisfaction of such conditions, pay to the holders of record of Securities as of the close of business on April 26, 1995 who have delivered to the Consent Agent (and not revoked) a valid consent in respect of such Securities prior to the Expiration Time, the amended consent fee, for each $1,000 in principal amount of the Securities in respect of which such Consent has been delivered, specified in the chart below.

                                                          Outstanding Aggregate       Consent Fee Per
       Description of Securities                 CUSIP      Principal Amount      $1,000 Principal Amount
       -------------------------                 -----    ---------------------   -----------------------
7.625% Notes due 9/1/2000                      74960VAP9       $100,000,000            $12.50 (1.25%)
8-5/8% Notes due 12/1/2002                     74960LAX4       $875,000,000            $16.00 (1.60%)
7-5/8% Notes due 9/15/2003                     74960LAY2       $750,000,000            $17.00 (1.70%)
5-1/4% Notes due 9/15/1995                     74960VAR5       $100,000,000            $ 2.50 (0.25%)
5.70% Medium-Term Notes due 8/11/1995          74960VAB0       $  5,000,000            $ 2.50 (0.25%)
5.71% Medium-Term Notes due 8/11/1995          74960VAD6       $  1,500,000            $ 2.50 (0.25%)
5.70% Medium-Term Notes due 8/11/1995          74960VAE4       $  1,000,000            $ 2.50 (0.25%)
5.67% Medium-Term Notes due 8/11/1995          74960VAH7       $  5,000,000            $ 2.50 (0.25%)
5.68% Medium-Term Notes due 8/14/1995          74960VAJ3       $  1,000,000            $ 2.50 (0.25%)
5.29% Medium-Term Notes due 9/18/1995          74960VAS3       $  6,000,000            $ 2.50 (0.25%)
5.93% Medium-Term Notes due 2/5/1996           74960VAY0       $  5,000,000            $ 3.50 (0.35%)
5.92% Medium-Term Notes due 2/8/1996           74960VAZ7       $  7,000,000            $ 3.50 (0.35%)
5.56% Medium-Term Notes due 3/4/1996           74960VBH6       $  5,000,000            $ 3.50 (0.35%)
Floating Rate Medium-Term Notes due 6/19/1996  74960VBK9       $100,000,000            $ 3.50 (0.35%)
6.25% Medium-Term Notes due 1/31/1997          74960VBG8       $ 15,000,000            $ 3.50 (0.35%)
6.58% Medium-Term Notes due 2/10/1997          74960VBA1       $  8,000,000            $ 3.50 (0.35%)
9-1/4% Debentures due 8/15/2013                74960LBC9       $500,000,000            $25.00 (2.50%)
8-3/4% Notes due 8/15/2005                     74960LBA3       $500,000,000            $20.00 (2.00%)
8.75% Senior Notes due 4/15/2004               74960LAU0       $600,000,000            $17.50 (1.75%)

Concurrently with the Consent Solicitations, RJRN is offering to exchange (the "Exchange Offers") debt securities to be issued by Nabisco for certain RJRN debt securities, other than the Securities, in an aggregate principal amount of $1,917,650,000, and soliciting consents from the holders of such RJRN debt securities to certain proposed amendments to the three indentures pursuant to which such RJRN debt securities were issued. The completion of each of the Exchange Offers is a condition, among others, to the completion of each of the Consent Solicitations and the completion of each of the Consent Solicitations is a condition, among others, to the completion of each of the Exchange Offers. All of the terms and conditions of the Exchange Offers remain the same.

EACH CONSENT SOLICITATION AND EACH EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT NEW YORK CITY TIME, ON MAY 25, 1995 UNLESS EXTENDED (THE "EXPIRATION TIME").

Holders of the debt securities included in the Consent Solicitations who have already consented or who use the Letters of Consent previously furnished will receive the increased fees described above without any further action if the Exchange Offers and Consent Solicitations are completed.

Any requests for copies of the Consent Solicitation Statement or questions concerning the procedures for delivering consents may be directed to the Information Agent. Questions concerning the procedures for delivering consents may also be directed to the Consent Agent. Any questions concerning the terms of the Consent Solicitations may be directed to the Co-Solicitation Agents.

  The Information Agent for the      The Consent Agent for the Consent
  Consent Solicitations is:          Solicitations is:

  Mackenzie Partners, Inc.           Citibank, N.A.
          [logo]                     111 Wall Street, Fifth Floor
  156 Fifth Avenue                   New York, New York
  New York, New York  10010          1-800-422-2066  (Toll Free)
  (212) 929-5500  (Call Collect)
  1-800-322-2885  (Toll Free)

The Co-Solicitation Agents for the Consent Solicitations are:

  Merrill Lynch & Co.                Morgan Stanley & Co.
  World Financial Center             Incorporated
  North Tower - Seventh Floor        1221 Avenue of the Americas, Fifth Floor
  New York, New York  10281          New York, New York  10020
  (212) 449-4906 (Call Collect)      Attention: Liability Management Group
  (212) 449-1198 (Call Collect)      (212) 296-2028 (Call Collect)
  1-800-937-0531  (Toll Free)        1-800-545-9208; extension 2028  (Toll Free)
  Attention: Chris Whitman or        Attention: Jonah Hirsch
  Peter Klosowicz

May 19, 1995